UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2023

Fusion Pharmaceuticals Inc.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-39344	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Longwood Rd., S.
Hamilton, Ontario, Canada		L8P 0A6
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (289) 799-0891

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value per share	FUSN	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 10, 2023, Johan Christenson, Ph.D., Chau Khuong and Heather Preston, M.D. each informed Fusion Pharmaceuticals Inc. (the “Company”) that he or she would resign as a director of the Board of Directors of the Company (the “Board”) effective on October 16, 2023. None of Dr. Christenson, Dr. Preston or Mr. Khuong’s respective resignations was caused by any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

Dr. Preston will continue to serve as an observer to the Board through the Company’s 2024 annual meeting of shareholders (the “2024 Annual Meeting”). She will have the right to receive Board materials and attend Board meetings but no right to vote on any matter to come before the Board. For her services as an observer, (1) Dr. Preston’s options shall continue to vest through the 2024 Annual Meeting, (2) she will receive $20,000, to be paid quarterly, and (3) she will receive reimbursement of reasonable travel expenses for purposes of attending Board meetings.

(d) On October 10, 2023, upon recommendation of the Nominating and Corporate Governance Committee of the Board, the Board elected each of Jeremy Bender, Ph.D., MBA, Teresa Bitetti, MBA and David Meek to serve as a director, effective October 16, 2023, until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

Since September 2020, Dr. Bender has served as Chief Executive Officer and a member of the board of Day One Biopharmaceuticals, Inc. (“Day One”), a biotechnology company focused on developing new medicines for patients of all ages living with cancer. Prior to joining Day One, Dr. Bender was Vice President of Corporate Development at Gilead Sciences from March 2018 to September 2020. Prior to this, he held several leadership positions in biotechnology companies, including Chief Operating Officer of Tizone Therapeutics from July 2015 to March 2018; Chief Business Officer of Sutro Biopharma from October 2012 to July 2015; and Vice President of Corporate Development at Allos Therapeutics from January 2006 to September 2012. Dr. Bender began his career in the life sciences practice at Boston Consulting Group, a management consulting company. Dr. Bender also sits on the board of Mereo BioPharma as an independent board member. He holds a B.S. in Biological Sciences from Stanford University, a Ph.D. in Microbiology and Immunology from the University of Colorado, and an M.B.A. from the MIT Sloan School of Management.

Since April 2019, Ms. Bitetti has served as President of the Global Oncology Business Unit at Takeda Pharmaceutical Company (“Takeda”), a large public biopharmaceutical company. Prior to joining Takeda, from 1996 to 2019, Ms. Bitetti held various roles of increasing responsibility at Briston-Myers Squibb Company (“BMS”), a large public biopharmaceutical company, including as Senior Vice President and Head of Worldwide Oncology Commercialization. While at BMS, she also served as Senior Vice President and Head of U.S. Oncology where she managed the launch of Opdivo™; as President and General Manager of BMS Canada; and Worldwide Head of the BMS Virology business. Prior to BMS, Ms. Bitetti also held various roles of increasing responsibility at Mobil Oil Corporation. Ms. Bitetti holds an M.B.A. from the Darden School of Business at the University of Virginia, and a B.A. from Wellesley College.

Mr. Meek previously served as Chief Executive Officer and as a member of the board of Mirati Therapeutics, Inc. from September 2021 to August 2023. He also previously served as President, Chief Executive Officer and a board member of FerGene, Inc. from January 2020 to March 2021. From July 2016 to January 2020, Mr. Meek served as Chief Executive Officer and board member of Ipsen, a public company based in France. Prior to joining Ipsen, Mr. Meek held executive leadership roles, including serving as Executive Vice President and President of Oncology, at Baxalta Incorporated from 2014 to 2016 leading up to the company’s acquisition by Shire, and serving as Chief Commercial Officer of Endocyte, Inc. from 2012 to 2014. He also served in executive leadership roles at Novartis Pharmaceuticals Corporation and Novartis Oncology from 2005 to 2012, after beginning his career at Johnson & Johnson, Inc. and Janssen Pharmaceuticals, Inc. from 1989 to 2004. Mr. Meek served on the boards of Pharmaceutical Research and Manufacturers of America and European Federation of Pharmaceutical Industries and Associations. He currently serves on the board of directors of uniQure N.V., and from June 2019 to July 2022, he served on the board of directors of Entasis Therapeutics Inc. until its acquisition by Innoviva, Inc. Mr. Meek holds a B.A. from the University of Cincinnati.

Each of Dr. Bender, Ms. Bitetti and Mr. Meek will be entitled to receive compensation for his or her board service as a non-employee director in accordance with the Company’s Non-Employee Director Compensation Policy. As a non-employee director, each of Dr. Bender, Ms. Bitetti and Mr. Meek will be entitled to an initial option to purchase 34,000 common shares of the Company. In addition, each of Dr. Bender, Ms. Bitetti and Mr. Meek will receive an annual cash retainer of $40,000 as a member of the Board. Each of Dr. Bender, Ms. Bitetti and Mr. Meek will also receive additional annual option awards to purchase 17,000 common shares of the Company, subject to his or her continued service on the Board.

The Company expects to enter into an indemnification agreement with each of Dr. Bender, Ms. Bitetti and Mr. Meek which is substantially the same form as that entered into with other directors of the Company. There are no other arrangements or understandings between Dr. Bender, Ms. Bitetti, Mr. Meek and any other persons pursuant to which he or she was selected as a director, and none of Dr. Bender, Ms. Bitetti or Mr. Meek has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by Fusion Pharmaceuticals Inc., dated October 16, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fusion Pharmaceuticals Inc.

Date: October 16, 2023	By:	/s/ Maria Stahl
Maria Stahl
Chief Legal Officer